UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2006

Commission File Number 1-11527

HOSPITALITY PROPERTIES TRUST

Maryland	04-3262075
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

617-964-8389

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

On January 6, 2006, Hospitality Properties Trust (the “Company”) acquired the Harbor Court Complex in Baltimore Inner Harbor for $78 million.  The Company paid this amount with cash on hand and drawing under its unsecured revolving bank credit facility.  The Harbor Court Complex is a mixed use development comprised of the five star, five diamond Harbor Court Hotel (with 195 guest rooms), a 72,042 square foot office building, and a 530 space, seven story parking garage.

In connection with this acquisition, also on January 6, 2006, the Company (through a subsidiary) amended its management agreement with a subsidiary of InterContinental Hotels Group, plc (“IHG”) to include the management of the Harbor Court Hotel under its InterContinental Hotels and Resorts brand.  Under this amended management agreement IHG manages thirteen other hotels owned by the Company through 2029.

As a result of the amendment to the management agreement the Company’s guaranteed priority return will increase from its current amount by $4.8 million in 2006, $5.2 million in 2007 and $5.3 million annually thereafter.  In addition to the guaranteed owner’s priority returns, the Company may receive other cash flows available from the 14 hotels managed by IHG, including an increased owner’s second priority return, percentage priorities based upon gross revenue increases and any remaining net cash flow after IHG management fees are paid.

In addition, on January 6, 2006, the Company entered into a management agreement with its manager, Reit Management & Research LLC (“RMR”), to operate the office building which is a part of the Harbor Court Complex.  Fees paid to RMR under this management agreement are based on a formula, generally 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee.  Mr. Barry M. Portnoy, one of the Company’s managing trustees, is an owner of RMR.  The Company also entered into an agreement with InterPark Incorporated to manage the parking garage which is a part of the Harbor Court Complex.  IHG will not be directly concerned with the operations of the office building or the parking garage.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S CURRENT BELIEFS AND EXPECTATIONS, BUT, FOR VARIOUS REASONS, THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS REPORT ON FORM 8-K STATES THAT THE HARBOR COURT HOTEL IS A FIVE STAR, FIVE DIAMOND HOTEL.  THESE STATEMENTS MAY IMPLY THAT THESE QUALITY RANKINGS MAY CONTINUE. CIRCUMSTANCES MAY CHANGE SUCH THAT THE HOTEL MAY LOSE THE ABOVE RATINGS AND OTHER ACCOLADES AS A RESULT OF CHANGES IN MANAGEMENT,

COMPETITION OR OTHER FACTORS AND ANY SUCH CHANGES MAY CAUSE THE FINANCIAL RESULTS AT THIS HOTEL TO DECLINE.

•                  THIS REPORT ON FORM 8-K STATES THAT IHG WILL BEGIN MANAGING THE HOTEL, THAT RMR WILL MANAGE THE OFFICE BUILDING AND INTERPARK INCORPORATED WILL MANAGE THE PARKING GARAGE.  THESE STATEMENTS MAY IMPLY THAT FINANCIAL PERFORMANCE WITH THIS NEW MANAGEMENT WILL BE MAINTAINED OR IMPROVED.  THERE IS NO GUARANTEE THAT IHG, RMR OR INTERPARK INCORPORATED WILL BE AS EFFECTIVE AS PRIOR MANAGEMENT OR THAT OTHER CIRCUMSTANCES, SUCH AS LABOR ISSUES OR ENERGY COSTS, WILL NOT NEGATIVELY AFFECT THE FUTURE PERFORMANCE OF THIS PROPERTY.

•                  THIS REPORT ON FORM 8-K STATES THAT CERTAIN OWNER’S PRIORITY PAYMENTS TO THE COMPANY WILL BE GUARANTEED BY IHG.  IHG HAS PROVIDED A LIMITED GUARANTY AND THIS LIMITED GUARANTY COVERS IHG’S OBLIGATIONS TO THE COMPANY ARISING FROM THIS HOTEL AND OTHER HOTELS.  IHG’S LIMITED GUARANTY MAY BE EXHAUSTED OR IHG MAY BECOME UNABLE TO HONOR ITS GUARANTY OBLIGATIONS.  THE EXISTENCE OF THIS IHG GUARANTY DOES NOT INSURE THAT THE OWNER’S PRIORITY AMOUNTS DESCRIBED WILL BE PAID TO THE COMPANY.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The Company hereby files the following exhibits:

10.1	Amended and Restated Management Agreement, dated as of January 6, 2006, by and among HPT TRS IHG-2, Inc., IHG Management (Maryland) LLC and Intercontinental Hotels Group (Canada), Inc.

10.2

Master Management Agreement, dated as of January 6, 2006, by and among Reit Management & Research LLC and Hospitality Properties Trust on behalf of itself and those of its subsidiaries as may from time to time own properties subject to the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated: January 10, 2006